As filed with the Securities and Exchange Commission on January 5, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

URANIUM ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

98-0399476

(I.R.S. Employer Identification Number)

1030 West Georgia Street, Suite 1830
Vancouver, British Columbia, Canada, V6E 2Y3
(604) 682-9775

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amir Adnani
President and Chief Executive Officer
1030 West Georgia Street, Suite 1830
Vancouver, British Columbia, Canada, V6E 2Y3
(604) 682-9775

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Shares, $0.001 par value per share
Debt Securities
Warrants	$100,000,000	$3,234
Subscription Receipts
Units
Total	$100,000,000	$3,234

(1)	Includes an indeterminate number of common shares, common share or debt securities purchase warrants, an indeterminate principal amount of debt securities, subscription receipts for any combination thereof or units of any combination thereof. This registration statement also covers (i) common shares or debt securities that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.
(2)	Represents the initial offering price of all securities sold up to an aggregate public offering price not to exceed $100,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies to the Registrant.
(3)	Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price. This registration statement includes a total of $64,879,284 of unsold securities that had previously been registered under the Registrant’s registration statement on Form S-3 (333-193104) filed with the Securities and Exchange Commission on December 27, 2013 and declared effective on January 10, 2014 (the “Prior Registration Statement”). In connection with the registration of securities ($100,000,000 total) on the Prior Registration Statement, the Registrant paid a total registration fee of $12,880, a portion of which ($64,879,284 or $8,356 in fees) was not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the $8,356 that was previously paid and unused under the Prior Registration Statement against the $11,590 registration fee relating to the securities offered by this registration statement, leaving a filing fee of $3,234 that is being paid herewith in connection with the securities registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectus: one to be used in connection with the offering of securities described herein in the United States (the “U.S. Prospectus”), and one to be used in connection with the offering of such securities in Canada (the “Canadian Prospectus”) pursuant to the multi-jurisdictional disclosure system (“MJDS”). The U.S. Prospectus and the Canadian Prospectus are identical except that the Canadian Prospectus contains an MJDS prospectus which contains certain disclosure to qualify the U.S. Prospectus for use in Canada under the MJDS and other disclosure required by the laws of Canada. The form of the U.S. Prospectus is included herein and is followed by the additional pages that comprise the MJDS prospectus to be used in the Canadian Prospectus. Each of the additional pages for the Canadian Prospectus included herein is labeled “Additional Page for Canadian Prospectus.”

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion: Dated January 5, 2017

URANIUM ENERGY CORP.

$100,000,000

Common Shares

Debt Securities

Warrants

Subscription Receipts

Units

Uranium Energy Corp. (“we” or the “Company”) may offer and sell, from time to time, up to $100,000,000 aggregate initial offering price of our common shares (“Common Shares”), debt securities (“Debt Securities”), warrants to purchase Common Shares or Debt Securities (“Warrants”), subscription receipts for Common Shares, Debt Securities, Warrants or any combination thereof (“Subscription Receipts”), or any combination of Common Shares, Debt Securities, Warrants or Subscription Receipts (“Units”) (collectively, the Common Shares, Debt Securities, Warrants, Subscription Receipts and Units are referred to as the “Securities”) in one or more transactions under this prospectus (the “Prospectus”).

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement (the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus. This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Common Shares are traded on the NYSE MKT LLC (“NYSE MKT”) under the symbol “UEC”. On January 4, 2017, the last reported sale price of the Common Shares on NYSE MKT was $1.30 per Common Share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation.

Investing in the Securities involves risks. See “Risk Factors” on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ___________

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ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $100,000,000. This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, currency or the currency unit for which such Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any redemption terms, any sinking fund provisions, any exchange or conversion terms, whether payment on the Debt Securities will be senior or subordinated to our other liabilities and obligations and any other specific terms; (iii) in the case of Warrants, the designation, number and terms of the Common Shares or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iv) in the case of Subscription Receipts, the designation, number and terms of the Common Shares, Warrants or Debt Securities receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (v) in the case of Units, the designation, number and terms of the Common Shares, Warrants, Debt Securities or Subscription Receipts comprising the Units. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference”.

Owning securities may subject you to tax consequences in the United States. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to “$” are to United States dollars.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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SUMMARY

Our Company

Corporate Organization

Uranium Energy Corp. was incorporated under the laws of the State of Nevada on May 16, 2003 under the name “Carlin Gold Inc.” During 2004, we changed our business operations and focus from precious metals exploration to uranium exploration in the United States. On January 24, 2005, we completed a reverse stock split of our common stock on the basis of one share for each two outstanding shares and amended our Articles of Incorporation to change our name to “Uranium Energy Corp.”. Effective February 28, 2006, we completed a forward stock split of our common stock on the basis of 1.5 shares for each outstanding share and amended our Articles of Incorporation to increase our authorized capital from 75,000,000 shares of common stock with a par value of $0.001 per share to 750,000,000 shares of common stock with a par value of $0.001 per share. In June 2007, we changed our fiscal year end from December 31 to July 31.

On December 31, 2007, we incorporated a wholly-owned subsidiary, UEC Resources Ltd., under the laws of the Province of British Columbia, Canada. Effective December 18, 2009, we acquired a 100% interest in the South Texas Mining Venture, L.L.P. (“STMV”), a Texas limited liability partnership, from each of URN Resources Inc., a subsidiary of Uranium One Inc., and Everest Exploration, Inc. (“STMV Acquisition”). On September 3, 2010, we incorporated a wholly-owned subsidiary, UEC Paraguay Corp., under the laws of the State of Nevada. Effective May 24, 2011, we acquired a 100% in interest in Piedra Rica Mining S.A., a private company incorporated in Paraguay. Effective September 9, 2011, we acquired a 100% interest in Concentric Energy Corp., a private company incorporated in the State of Nevada. Effective March 30, 2012, we acquired a 100% interest in Cue Resources Ltd., a publicly-traded company incorporated in the Province of British Columbia, Canada. Effective March 4, 2016, we acquired a 100% interest in JDL Resources Inc., a private company incorporated in Cayman Islands, and were granted an option to acquire a 100% interest in CIC Resources (Paraguay) Inc., a company organized and existing under the laws of the Cayman Islands.

Our principal offices are located at 500 North Shoreline Boulevard, Suite 800N, Corpus Christi, Texas 78401 and 1030 West Georgia Street, Suite 1830, Vancouver, British Columbia, Canada V6E 2Y3.

Our Business

We are engaged in uranium mining and related activities, including exploration, pre-extraction, extraction and processing, on uranium projects located in the United States and Paraguay. We utilize in-situ recovery (“ISR”) mining where possible which we believe, when compared to conventional open pit or underground mining, requires lower capital and operating expenditures with a shorter lead time to extraction and a reduced impact on the environment. We do not expect, however, to utilize ISR mining for all of our mineral rights in which case we would expect to rely on conventional open pit and/or underground mining techniques. We have one uranium mine located in the State of Texas, the Palangana Mine, which utilizes ISR mining and commenced extraction of uranium oxide (“U3O8”), or yellowcake, in November 2010. We have one uranium processing facility located in the State of Texas, the Hobson Processing Facility, which processes material from the Palangana Mine into drums of U3O8, our only sales product and source of revenue, for shipping to a third-party storage and sales facility. Since commencement of uranium extraction from the Palangana Mine in November 2010 to July 31, 2015, the Hobson Processing Facility has processed 578,000 pounds of U3O8. At October 31, 2016, we had no uranium supply or “off-take” agreements in place.

Our fully-licensed and 100%-owned Hobson Processing Facility forms the basis for our regional operating strategy in the State of Texas, specifically the South Texas Uranium Belt where we utilize ISR mining. We utilize a “hub-and-spoke” strategy whereby the Hobson Processing Facility acts as the central processing site (the “hub”) for our Palangana Mine and future satellite uranium mining activities, such as our Burke Hollow and Goliad Projects, located within the South Texas Uranium Belt (the “spokes”). The Hobson Processing Facility has a physical capacity to process uranium-loaded resins up to a total of two million pounds of U3O8 annually and is licensed to process up to one million pounds of U3O8 annually.

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We hold certain mineral rights in various stages in the States of Arizona, Colorado, New Mexico and Texas and in the Republic of Paraguay, many of which are located in historically successful mining areas and have been the subject of past exploration and pre-extraction activities by other mining companies. We do not expect, however, to utilize ISR mining for all of our mineral rights in which case we would expect to rely on conventional open pit and/or underground mining techniques.

Our operating and strategic framework is based on expanding our uranium extraction activities, which includes advancing certain uranium projects with established mineralized materials towards uranium extraction, and establishing additional mineralized materials on our existing uranium projects or through acquisition of additional uranium projects.

We may acquire additional mineral rights as opportunities arise.

In September 2013, we implemented our strategic plan for reduced operations to align our operations to a weak uranium market in a challenging post-Fukushima environment. As part of this strategy, we operated our Palangana Mine at a reduced pace while maintaining Palangana Mine and the Hobson Facility in a state of operational readiness. This strategy also included the deferral of major exploration and pre-extraction expenditures and maintaining the core exploration projects in good standing in anticipation of a recovery in uranium prices.

The Securities Offered under this Prospectus

We may offer the Common Shares, Debt Securities, Warrants, Subscription Receipts or Units with a total value of up to $100,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates, and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

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•	important United States federal income tax considerations.

A Prospectus Supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this Prospectus or in documents we have incorporated by reference. However, no Prospectus Supplement or free writing prospectus will offer a security that is not registered and described in this Prospectus at the time of the effectiveness of the registration statement of which this Prospectus is a part.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

We may offer Common Shares. Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval. Holders of our Common Shares are entitled to dividends when and if declared by our Board of Directors. Our Common Shares are described in greater detail in this Prospectus under “Description of Common Shares.”

Debt Securities

We may offer Debt Securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The Debt Securities will be issued under one or more documents called indentures, which are contracts between our Company and a trustee for the holders of the Debt Securities. In this Prospectus, we have summarized certain general features of the Debt Securities under “Description of Debt Securities.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Debt Securities being offered, as well as the complete indentures that contain the terms of the Debt Securities. A form of indenture has been filed as an exhibit to the registration statement of which this Prospectus is a part, and supplemental indentures and forms of Debt Securities containing the terms of Debt Securities being offered will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Warrants

We may offer Warrants for the purchase of Common Shares or Debt Securities, in one or more series, from time to time. We may issue Warrants independently or together with Common Shares, Debt Securities, or Subscription Receipts, and the Warrants may be attached to or separate from such securities.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between our Company and a warrant trustee for the holders of the Warrants. We may also choose to act as our own warrant trustee. In this Prospectus, we have summarized certain general features of the Warrants under “Description of Warrants.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Warrants being offered, as well as the warrant certificates and, if applicable, the warrant indentures, that contain the terms of the Warrants. Specific warrant certificates and, if applicable, warrant indentures, will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

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Subscription Receipts

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Debt Securities, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between our Company and an escrow agent, which will establish the terms and conditions of the Subscription Receipts. Each escrow agent will be a financial institution organized under the laws of the United States or any state thereof, or Canada or a province thereof, and authorized to carry on business as a trustee. A copy of the form of subscription receipt agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part, or will be incorporated by reference from a current report on Form 8-K that we file with the SEC.

Units

We may offer Units consisting of Common Shares, Debt Securities, Warrants and/or Subscription Receipts to purchase any of such securities in one or more series. In this Prospectus, we have summarized certain general features of the Units under “Description of Units.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Units being offered. We may evidence each series of units by unit certificates that we will issue under a separate unit agreement with a unit agent. We may also choose to act as our own unit agent. We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any unit agreements that describe the terms of the series of Units we are offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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RISK FACTORS

Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus and in the documents incorporated by reference herein, including the risks described in our annual report on Form 10-K and our quarterly reports on Form 10-Q, before investing in our securities. Any one of these material risks and uncertainties has the potential to cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by any forward-looking statements made by us or by persons acting on our behalf. Refer to "Forward-Looking Statements".

There is no assurance that we will be successful in preventing the material adverse effects that any one or more of the following material risks and uncertainties may cause on our business, prospects, financial condition and operating results, which may result in a significant decrease in the market price of our common stock. Furthermore, there is no assurance that these material risks and uncertainties represent a complete list of the material risks and uncertainties facing us. There may be additional risks and uncertainties of a material nature that, as of the date of this prospectus, we are unaware of or that we consider immaterial that may become material in the future, any one or more of which may result in a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Our Company and Business

Evaluating our future performance may be difficult since we have a limited financial and operating history, with significant negative cash flow and accumulated deficit to date. Furthermore, there is no assurance that we will be successful in securing any form of additional financing in the future; therefore substantial doubt exists as to whether our cash resources and/or working capital will be sufficient to enable the Company to continue its operations over the next twelve months. Our long-term success will depend ultimately on our ability to achieve and maintain profitability and to develop positive cash flow from our mining activities.

Uranium Energy Corp. was incorporated under the laws of the State of Nevada on May 16, 2003 and since 2004, we have been engaged in uranium mining and related activities, including exploration, pre-extraction, extraction and processing, on projects located in the United States and Paraguay. In November 2010, we commenced uranium extraction for the first time at our Palangana Mine utilizing ISR and processed those materials at our Hobson Processing Facility into drums of U3O8, our only sales product and source of revenue. We also hold uranium projects in various stages of exploration and pre-extraction in the States of Arizona, Colorado, New Mexico and Texas and the Republic of Paraguay.

We have a history of significant negative cash flow and net losses, with an accumulated deficit balance of $213.6 million at October 31, 2016. Historically, we have been reliant primarily on equity financings from the sale of our common stock and, for the year ended July 31, 2014 (“Fiscal 2014”) and Fiscal 2013, on debt financing in order to fund our operations. Although we generated revenues from sales of U3O8 during Fiscal 2015, Fiscal 2013 and Fiscal 2012 of $3.1 million, $9.0 million and $13.8 million, respectively, with no revenues from sales of U3O8 generated during the three months ended October 31, 2016, Fiscal 2016, Fiscal 2014 or for any periods prior to Fiscal 2012, we have yet to achieve profitability or develop positive cash flow from our operations, and we do not expect to achieve profitability or develop positive cash flow from operations in the near term. As a result of our limited financial and operating history, including our significant negative cash flow and net losses to date, it may be difficult to evaluate our future performance.

At October 31, 2016, we had a working capital of $3.6 million including cash and cash equivalents of $4.3 million. As the Company does not expect to achieve and maintain profitability in the near term, the continuation of the Company as a going concern is dependent upon our ability to obtain adequate additional financing which we have successfully secured since inception, including those from asset divestitures. However, there is no assurance that we will be successful in securing any form of additional financing in the future and therefore, substantial doubt exists as to whether our cash resources and/or working capital will be sufficient to enable the Company to continue its operations over the next twelve months.

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Our reliance on equity and debt financings is expected to continue for the foreseeable future, and their availability whenever such additional financing is required, will be dependent on many factors beyond our control including, but not limited to, the market price of uranium, the continuing public support of nuclear power as a viable source of electrical generation, the volatility in the global financial markets affecting our stock price and the status of the worldwide economy, any one of which may cause significant challenges in our ability to access additional financing, including access to the equity and credit markets. We may also be required to seek other forms of financing, such as asset divestitures or joint venture arrangements to continue advancing our uranium projects which would depend entirely on finding a suitable third party willing to enter into such an arrangement, typically involving an assignment of a percentage interest in a mineral project.

Our long-term success, including the recoverability of the carrying values of our assets and our ability to acquire additional uranium projects and continue with exploration and pre-extraction activities and mining activities on our existing uranium projects, will depend ultimately on our ability to achieve and maintain profitability and positive cash flow from our operations by establishing ore bodies that contain commercially recoverable uranium and to develop these into profitable mining activities. The economic viability of our mining activities, including the expected duration and profitability of our Palangana Mine and of any future satellite ISR mines, such as our Burke Hollow and Goliad Projects, located within the South Texas Uranium Belt, has many risks and uncertainties. These include, but are not limited to: (i) a significant, prolonged decrease in the market price of uranium; (ii) difficulty in marketing and/or selling uranium concentrates; (iii) significantly higher than expected capital costs to construct the mine and/or processing plant; (iv) significantly higher than expected extraction costs; (v) significantly lower than expected uranium extraction; (vi) significant delays, reductions or stoppages of uranium extraction activities; and (vii) the introduction of significantly more stringent regulatory laws and regulations. Our mining activities may change as a result of any one or more of these risks and uncertainties and there is no assurance that any ore body that we extract mineralized materials from will result in achieving and maintaining profitability and developing positive cash flow.

Our operations are capital intensive, and we will require significant additional financing to acquire additional uranium projects and continue with our exploration and pre-extraction activities on our existing uranium projects.

Our operations are capital intensive and future capital expenditures are expected to be substantial. We will require significant additional financing to fund our operations, including acquiring additional uranium projects and continuing with our exploration and pre-extraction activities which include assaying, drilling, geological and geochemical analysis and mine construction costs. In the absence of such additional financing we would not be able to fund our operations or continue with our exploration and pre-extraction activities, which may result in delays, curtailment or abandonment of any one or all of our uranium projects.

If we are unable to service our indebtedness, we may be faced with accelerated repayments or lose the assets securing our indebtedness. Furthermore, restrictive covenants governing our indebtedness may restrict our ability to pursue our business strategies.

On February 9, 2016, we entered into the Second Amended and Restated Credit Agreement with our Lenders under which we had previously drawn down the maximum $20 million in principal. The Credit Facility requires monthly interest payments calculated at 8% per annum and other periodic fees, and principal repayments of $1.67 million per month over a twelve-month period commencing on February 1, 2019. Our ability to continue making these scheduled payments will be dependent on and may change as a result of our financial condition and operating results. Failure to make any one of these scheduled payments will put us in default with the Credit Facility which, if not addressed or waived, could require accelerated repayment of our indebtedness and/or enforcement by the Lenders against the Company’s assets. Enforcement against our assets would have a material adverse effect on our financial condition and operating results.

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Furthermore, the Credit Facility includes restrictive covenants that, among other things, limit our ability to sell our assets or to incur additional indebtedness other than permitted indebtedness, which may restrict our ability to pursue certain business strategies from time to time. If we do not comply with these restrictive covenants, we could be in default which, if not addressed or waived, could require accelerated repayment of our indebtedness and/or enforcement by the Lenders against our assets.

Our uranium extraction and sales history is limited, with our uranium extraction to date originating from a single uranium mine. Our ability to continue generating revenue is subject to a number of factors, any one or more of which may adversely affect our financial condition and operating results.

We have a limited history of uranium extraction and generating revenue. In November 2010, we commenced uranium extraction at a single uranium mine, our Palangana Mine, which has been our sole source for the U3O8 sold to generate our revenues from sales of U3O8 during Fiscal 2015, Fiscal 2013 and Fiscal 2012 of $3.1 million, $9.0 million and $13.8 million, respectively, with no revenues from sales of U3O8 generated during the three months ended October 31, 2016, Fiscal 2016, Fiscal 2014 or for any periods prior to Fiscal 2012.

In September 2013, we implemented our strategic plan to operate our Palangana Mine at a reduced pace to align our operations to a weak uranium commodity market in a challenging post-Fukushima environment. This strategy has included the deferral of major pre-extraction expenditures and remaining in a state of operational readiness in anticipation of a recovery in uranium prices.  Our ability to continue generating revenue from the Palangana Mine is subject to a number of factors which include, but are not limited to: (i) a significant, prolonged decrease in the market price of uranium; (ii) difficulty in marketing and/or selling uranium concentrates; (iii) significantly higher than expected capital costs to construct the mine and/or processing plant; (iv) significantly higher than expected extraction costs; (v) significantly lower than expected uranium extraction; (vi) significant delays, reductions or stoppages of uranium extraction activities; and (vii) the introduction of significantly more stringent regulatory laws and regulations. Furthermore, continued mining activities at the Palangana Mine will eventually deplete the Palangana Mine or cause such activities to become uneconomical, and if we are unable to directly acquire or develop existing uranium projects, such as our Burke Hollow and Goliad Projects, into additional uranium mines from which we can commence uranium extraction, it will negatively impact our ability to generate revenues. Any one or more of these occurrences may adversely affect our financial condition and operating results.

Uranium exploration and pre-extraction programs and mining activities are inherently subject to numerous significant risks and uncertainties, and actual results may differ significantly from expectations or anticipated amounts. Furthermore, exploration programs conducted on our uranium projects may not result in the establishment of ore bodies that contain commercially recoverable uranium.

Uranium exploration and pre-extraction programs and mining activities are inherently subject to numerous significant risks and uncertainties, with many beyond our control and including, but not limited to: (i) unanticipated ground and water conditions and adverse claims to water rights; (ii) unusual or unexpected geological formations; (iii) metallurgical and other processing problems; (iv) the occurrence of unusual weather or operating conditions and other force majeure events; (v) lower than expected ore grades; (vi) industrial accidents; (vii) delays in the receipt of or failure to receive necessary government permits; (viii) delays in transportation; (ix) availability of contractors and labor; (x) government permit restrictions and regulation restrictions; (xi) unavailability of materials and equipment; and (xii) the failure of equipment or processes to operate in accordance with specifications or expectations. These risks and uncertainties could result in: (i) delays, reductions or stoppages in our mining activities; (ii) increased capital and/or extraction costs; (iii) damage to, or destruction of, our mineral projects, extraction facilities or other properties; (iv) personal injuries; (v) environmental damage; (vi) monetary losses; and (vii) legal claims.

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Success in uranium exploration is dependent on many factors, including, without limitation, the experience and capabilities of a company’s management, the availability of geological expertise and the availability of sufficient funds to conduct the exploration program. Even if an exploration program is successful and commercially recoverable uranium is established, it may take a number of years from the initial phases of drilling and identification of the mineralization until extraction is possible, during which time the economic feasibility of extraction may change such that the uranium ceases to be economically recoverable. Uranium exploration is frequently non-productive due, for example, to poor exploration results or the inability to establish ore bodies that contain commercially recoverable uranium, in which case the uranium project may be abandoned and written-off. Furthermore, we will not be able to benefit from our exploration efforts and recover the expenditures that we incur on our exploration programs if we do not establish ore bodies that contain commercially recoverable uranium and develop these uranium projects into profitable mining activities, and there is no assurance that we will be successful in doing so for any of our uranium projects.

Whether an ore body contains commercially recoverable uranium depends on many factors including, without limitation: (i) the particular attributes, including material changes to those attributes, of the ore body such as size, grade, recovery rates and proximity to infrastructure; (ii) the market price of uranium, which may be volatile; and (iii) government regulations and regulatory requirements including, without limitation, those relating to environmental protection, permitting and land use, taxes, land tenure and transportation.

We have not established proven or probable reserves through the completion of a “final” or “bankable” feasibility study for any of our uranium projects, including our Palangana Mine. Furthermore, we have no plans to establish proven or probable reserves for any of our uranium projects for which we plan on utilizing in-situ recovery (“ISR”) mining, such as the Palangana Mine. Since we commenced extraction of mineralized materials from the Palangana Mine without having established proven or probable reserves, it may result in our mining activities at the Palangana Mine, and at any future uranium projects for which proven or probable reserves are not established, being inherently riskier than other mining activities for which proven and probable reserves have been established.

We have established the existence of mineralized materials for certain uranium projects, including our Palangana Mine. We have not established proven or probable reserves, as defined by the SEC under Industry Guide 7, through the completion of a “final” or “bankable” feasibility study for any of our uranium projects, including the Palangana Mine. Furthermore, we have no plans to establish proven or probable reserves for any of our uranium projects for which we plan on utilizing ISR mining, such as the Palangana Mine. Since we commenced uranium extraction at the Palangana Mine without having established proven or probable reserves, there may be greater inherent uncertainty as to whether or not any mineralized material can be economically extracted as originally planned and anticipated. Any mineralized materials established or extracted from the Palangana Mine should not in any way be associated with having established or produced from proven or probable reserves.

Since we are in the Exploration Stage, pre-production expenditures including those related to pre-extraction activities are expensed as incurred, the effects of which may result in our consolidated financial statements not being directly comparable to the financial statements of companies in the Production Stage.

Despite the fact that we commenced uranium extraction at our Palangana Mine in November 2010, we remain in the Exploration Stage as defined under Industry Guide 7, and will continue to remain in the Exploration Stage until such time proven or probable reserves have been established, which may never occur. We prepare our consolidated financial statements in accordance with U.S. GAAP under which acquisition costs of mineral rights are initially capitalized as incurred while pre-production expenditures are expensed as incurred until such time we exit the Exploration Stage.  Expenditures relating to exploration activities are expensed as incurred and expenditures relating to pre-extraction activities are expensed as incurred until such time proven or probable reserves are established for that uranium project, after which subsequent expenditures relating to mine development activities for that particular project are capitalized as incurred.

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We have neither established nor have any plans to establish proven or probable reserves for our uranium projects for which we plan on utilizing ISR mining, such as at our Palangana Mine. Companies in the Production Stage as defined by the SEC under Industry Guide 7, having established proven and probable reserves and exited the Exploration Stage, typically capitalize expenditures relating to ongoing development activities, with corresponding depletion calculated over proven and probable reserves using the units-of-production method and allocated to future reporting periods to inventory and, as that inventory is sold, to cost of goods sold. As we are in the Exploration Stage, it has resulted in us reporting larger losses than if we had been in the Production Stage due to the expensing, instead of capitalization, of expenditures relating to ongoing mill and mine pre-extraction activities. Additionally, there would be no corresponding amortization allocated to our future reporting periods since those costs would have been expensed previously, resulting in both lower inventory costs and cost of goods sold and results of operations with higher gross profits and lower losses than if we had been in the Production Stage. Any capitalized costs, such as acquisition costs of mineral rights, are depleted over the estimated extraction life using the straight-line method. As a result, our consolidated financial statements may not be directly comparable to the financial statements of companies in the Production Stage.

Estimated costs of future reclamation obligations may be significantly exceeded by actual costs incurred in the future. Furthermore, only a portion of the financial assurance required for the future reclamation obligations has been funded.

We are responsible for certain remediation and decommissioning activities in the future primarily for our Hobson Processing Facility and our Palangana Mine, and have recorded a liability of $3.8 million on our balance sheet at October 31, 2016, to recognize the present value of the estimated costs of such reclamation obligations.  Should the actual costs to fulfill these future reclamation obligations materially exceed these estimated costs, it may have an adverse effect on our financial condition and operating results, including not having the financial resources required to fulfill such obligations when required to do so.

During Fiscal 2015, we secured $5.6 million of surety bonds as an alternate source of financial assurance for the estimated costs of the reclamation obligations of our Hobson Processing Facility and our Palangana Mine, of which we have $1.7 million funded and held as restricted cash for collateral purposes as required by the surety. We may be required at any time to fund the remaining $3.9 million or any portion thereof for a number of reasons including, but not limited to, the following: (i) the terms of the surety bonds are amended, such as an increase in collateral requirements; (ii) we are in default with the terms of the surety bonds; (iii) the surety bonds are no longer acceptable as an alternate source of financial assurance by the regulatory authorities; or (iv) the surety encounters financial difficulties. Should any one or more of these events occur in the future, we may not have the financial resources to fund the remaining amount or any portion thereof when required to do so.

We do not insure against all of the risks we face in our operations.

In general, where coverage is available and not prohibitively expensive relative to the perceived risk, we will maintain insurance against such risk, subject to exclusions and limitations. We currently maintain insurance against certain risks including securities and general commercial liability claims and certain physical assets used in our operations, subject to exclusions and limitations, however, we do not maintain insurance to cover all of the potential risks and hazards associated with our operations.  We may be subject to liability for environmental, pollution or other hazards associated with our exploration, pre-extraction and extraction activities, which we may not be insured against, which may exceed the limits of our insurance coverage or which we may elect not to insure against because of high premiums or other reasons. Furthermore, we cannot provide assurance that any insurance coverage we currently have will continue to be available at reasonable premiums or that such insurance will adequately cover any resulting liability.

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Acquisitions that we may make from time to time could have an adverse impact on us.

From time to time, we examine opportunities to acquire additional mining assets and businesses. Any acquisition that we may choose to complete may be of a significant size, may change the scale of our business and operations, and may expose us to new geographic, political, operating, financial and geological risks. Our success in our acquisition activities depends on our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition, and integrate the acquired operations successfully with those of our Company. Any acquisitions would be accompanied by risks which could have a material adverse effect on our business. For example: (i) there may be a significant change in commodity prices after we have committed to complete the transaction and established the purchase price or exchange ratio; (ii) a material ore body may prove to be below expectations; (iii) we may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise, and maintaining uniform standards, policies and controls across the organization; (iv) the integration of the acquired business or assets may disrupt our ongoing business and our relationships with employees, customers, suppliers and contractors; and (v) the acquired business or assets may have unknown liabilities which may be significant. In the event that we choose to raise debt capital to finance any such acquisition, our leverage will be increased. If we choose to use equity as consideration for such acquisition, existing shareholders may suffer dilution. Alternatively, we may choose to finance any such acquisition with our existing resources. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

The uranium industry is subject to numerous stringent laws, regulations and standards, including environmental protection laws and regulations. If any changes occur that would make these laws, regulations and standards more stringent, it may require capital outlays in excess of those anticipated or cause substantial delays, which would have a material adverse effect on our operations.

Uranium exploration and pre-extraction programs and mining activities are subject to numerous stringent laws, regulations and standards at the federal, state, and local levels governing permitting, pre-extraction, extraction, exports, taxes, labor standards, occupational health, waste disposal, protection and reclamation of the environment, protection of endangered and protected species, mine safety, hazardous substances and other matters. Our compliance with these requirements requires significant financial and personnel resources.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other applicable jurisdiction, may change or be applied or interpreted in a manner which may also have a material adverse effect on our operations. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency or special interest group, may also have a material adverse effect on our operations.

Uranium exploration and pre-extraction programs and mining activities are subject to stringent environmental protection laws and regulations at the federal, state, and local levels. These laws and regulations include permitting and reclamation requirements, regulate emissions, water storage and discharges and disposal of hazardous wastes. Uranium mining activities are also subject to laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods. Various permits from governmental and regulatory bodies are required for mining to commence or continue, and no assurance can be provided that required permits will be received in a timely manner.

Our compliance costs including the posting of surety bonds associated with environmental protection laws and regulations and health and safety standards have been significant to date, and are expected to increase in scale and scope as we expand our operations in the future. Furthermore, environmental protection laws and regulations may become more stringent in the future, and compliance with such changes may require capital outlays in excess of those anticipated or cause substantial delays, which would have a material adverse effect on our operations.

To the best of our knowledge, our operations are in compliance, in all material respects, with all applicable laws, regulations and standards. If we become subject to liability for any violations, we may not be able or may elect not to insure against such risk due to high insurance premiums or other reasons. Where coverage is available and not prohibitively expensive relative to the perceived risk, we will maintain insurance against such risk, subject to exclusions and limitations. However, we cannot provide any assurance that such insurance will continue to be available at reasonable premiums or that such insurance will be adequate to cover any resulting liability.

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We may not be able to obtain, maintain or amend rights, authorizations, licenses, permits or consents required for our operations.

Our exploration and mining activities are dependent upon the grant of appropriate rights, authorizations, licences, permits and consents, as well as continuation and amendment of these rights, authorizations, licences, permits and consents already granted, which may be granted for a defined period of time, or may not be granted or may be withdrawn or made subject to limitations. There can be no assurance that all necessary rights, authorizations, licences, permits and consents will be granted to us, or that authorizations, licences, permits and consents already granted will not be withdrawn or made subject to limitations.

Major nuclear incidents may have adverse effects on the nuclear and uranium industries.

The nuclear incident that occurred in Japan in March 2011 had significant and adverse effects on both the nuclear and uranium industries. If another nuclear incident were to occur, it may have further adverse effects for both industries. Public opinion of nuclear power as a source of electrical generation may be adversely affected, which may cause governments of certain countries to further increase regulation for the nuclear industry, reduce or abandon current reliance on nuclear power or reduce or abandon existing plans for nuclear power expansion. Any one of these occurrences has the potential to reduce current and/or future demand for nuclear power, resulting in lower demand for uranium and lower market prices for uranium, adversely affecting the Company’s operations and prospects. Furthermore, the growth of the nuclear and uranium industries is dependent on continuing and growing public support of nuclear power as a viable source of electrical generation.

The marketability of uranium concentrates will be affected by numerous factors beyond our control which may result in our inability to receive an adequate return on our invested capital.

The marketability of uranium concentrates extracted by us will be affected by numerous factors beyond our control. These factors include macroeconomic factors, fluctuations in the market price of uranium, governmental regulations, land tenure and use, regulations concerning the importing and exporting of uranium and environmental protection regulations. The future effects of these factors cannot be accurately predicted, but any one or a combination of these factors may result in our inability to receive an adequate return on our invested capital.

The uranium industry is highly competitive and we may not be successful in acquiring additional projects.

The uranium industry is highly competitive, and our competition includes larger, more established companies with longer operating histories that not only explore for and produce uranium, but also market uranium and other products on a regional, national or worldwide basis. Due to their greater financial and technical resources, we may not be able to acquire additional uranium projects in a competitive bidding process involving such companies. Additionally, these larger companies have greater resources to continue with their operations during periods of depressed market conditions.

We hold mineral rights in foreign jurisdictions which could be subject to additional risks due to political, taxation, economic and cultural factors.

We hold certain mineral rights located in Paraguay through the acquisition of Piedra Rica Mining S.A., Transandes Paraguay S.A. and Trier S.A., which are incorporated in Paraguay. Operations in foreign jurisdictions outside of the United States and Canada, especially in developing countries, may be subject to additional risks as they may have different political, regulatory, taxation, economic and cultural environments that may adversely affect the value or continued viability of our rights. These additional risks include, but are not limited to: (i) changes in governments or senior government officials; (ii) changes to existing laws or policies on foreign investments, environmental protection, mining and ownership of mineral interests; (iii) renegotiation, cancellation, expropriation and nationalization of existing permits or contracts; (iv) foreign currency controls and fluctuations; and (v) civil disturbances, terrorism and war.

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In the event of a dispute arising at our foreign operations in Paraguay, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of the courts in the United States or Canada. We may also be hindered or prevented from enforcing our rights with respect to a government entity or instrumentality because of the doctrine of sovereign immunity. Any adverse or arbitrary decision of a foreign court may have a material and adverse impact on our business, prospects, financial condition and results of operations.

The title to our mineral property interests may be challenged.

Although we have taken reasonable measures to ensure proper title to our interests in mineral properties and other assets, there is no guarantee that the title to any of such interests will not be challenged. No assurance can be given that we will be able to secure the grant or the renewal of existing mineral rights and tenures on terms satisfactory to us, or that governments in the jurisdictions in which we operate will not revoke or significantly alter such rights or tenures or that such rights or tenures will not be challenged or impugned by third parties, including local governments, aboriginal peoples or other claimants. Our mineral properties may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. A successful challenge to the precise area and location of our claims could result in us being unable to operate on our properties as permitted or being unable to enforce our rights with respect to our properties.

Due to the nature of our business, we may be subject to legal proceedings which may divert management’s time and attention from our business and result in substantial damage awards.

Due to the nature of our business, we may be subject to numerous regulatory investigations, securities claims, civil claims, lawsuits and other proceedings in the ordinary course of our business including those described in our annual report on Form 10-K and our quarterly reports on Form 10-Q. The outcome of these lawsuits is uncertain and subject to inherent uncertainties, and the actual costs to be incurred will depend upon many unknown factors. We may be forced to expend significant resources in the defense of these suits, and we may not prevail. Defending against these and other lawsuits in the future may not only require us to incur significant legal fees and expenses, but may become time-consuming for us and detract from our ability to fully focus our internal resources on our business activities. The results of any legal proceeding cannot be predicted with certainty due to the uncertainty inherent in litigation, the difficulty of predicting decisions of regulators, judges and juries and the possibility that decisions may be reversed on appeal. There can be no assurances that these matters will not have a material adverse effect on our business, financial position or operating results.

We depend on certain key personnel, and our success will depend on our continued ability to retain and attract such qualified personnel.

Our success is dependent on the efforts, abilities and continued service of certain senior officers and key employees and consultants. A number of our key employees and consultants have significant experience in the uranium industry. A loss of service from any one of these individuals may adversely affect our operations, and we may have difficulty or may not be able to locate and hire a suitable replacement.

Certain directors and officers may be subject to conflicts of interest.

The majority of our directors and officers are involved in other business ventures including similar capacities with other private or publicly-traded companies. Such individuals may have significant responsibilities to these other business ventures, including consulting relationships, which may require significant amounts of their available time. Conflicts of interest may include decisions on how much time to devote to our business affairs and what business opportunities should be presented to us. Our Code of Business Conduct for Directors, Officers and Employees provides for guidance on conflicts of interest.

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The laws of the State of Nevada and our Articles of Incorporation may protect our directors and officers from certain types of lawsuits.

The laws of the State of Nevada provide that our directors and officers will not be liable to the Company or its stockholders for monetary damages for all but certain types of conduct as directors and officers of the Company. Our Bylaws provide for broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. These indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, and may have the effect of preventing stockholders from recovering damages against our directors and officers caused by their negligence, poor judgment or other circumstances.

Several of our directors and officers are residents outside of the U.S., and it may be difficult for stockholders to enforce within the U.S. any judgments obtained against such directors or officers.

Several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside of the United States. As a result, it may be difficult for investors to effect service of process on such directors and officers, or enforce within the United States any judgments obtained against such directors and officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, stockholders may be effectively prevented from pursuing remedies against such directors and officers under United States federal securities laws. In addition, stockholders may not be able to commence an action in a Canadian court predicated upon the civil liability provisions under United States federal securities laws. The foregoing risks also apply to those experts identified in this document that are not residents of the United States.

Disclosure controls and procedures and internal control over financial reporting, no matter how well designed and operated, are designed to obtain reasonable, and not absolute, assurance as to its reliability and effectiveness.

Management’s evaluation on the effectiveness of disclosure controls and procedures is designed to ensure that information required for disclosure in our public filings is recorded, processed, summarized and reported on a timely basis to our senior management, as appropriate, to allow timely decisions regarding required disclosure. Management’s report on internal control over financial reporting is designed to provide reasonable assurance that transactions are properly authorized, assets are safeguarded against unauthorized or improper use and transactions are properly recorded and reported. However, any system of controls, no matter how well designed and operated, is based in part upon certain assumptions designed to obtain reasonable, and not absolute, assurance as to its reliability and effectiveness. Any failure to maintain effective disclosure controls and procedures in the future may result in our inability to continue meeting our reporting obligations in a timely manner, qualified audit opinions or restatements of our financial reports, any one of which may affect the market price for our common stock and our ability to access the capital markets.

Risks Related to Our Common Stock

Historically, the market price of our common stock has been and may continue to fluctuate significantly.

On September 28, 2007, our common stock commenced trading on the NYSE MKT (formerly known as the American Stock Exchange and the NYSE Amex Equities Exchange) and prior to that, traded on the OTC Bulletin Board.

The global markets have experienced significant and increased volatility in the past, and have been impacted by the effects of mass sub-prime mortgage defaults and liquidity problems of the asset-backed commercial paper market, resulting in a number of large financial institutions requiring government bailouts or filing for bankruptcy. The effects of these past events and any similar events in the future may continue to or further affect the global markets, which may directly affect the market price of our common stock and our accessibility for additional financing. Although this volatility may be unrelated to specific company performance, it can have an adverse effect on the market price of our shares which, historically, has fluctuated significantly and may continue to do so in the future.

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In addition to the volatility associated with general economic trends and market conditions, the market price of our common stock could decline significantly due to the impact of any one or more events, including, but not limited to, the following: (i) volatility in the uranium market; (ii) occurrence of a major nuclear incident such as the events in Fukushima in March 2011; (iii) changes in the outlook for the nuclear power and uranium industries; (iv) failure to meet market expectations on our exploration, pre-extraction or extraction activities, including abandonment of key uranium projects; (v) sales of a large number of our shares held by certain stockholders including institutions and insiders; (vi) downward revisions to previous estimates on us by analysts; (vii) removal from market indices; (viii) legal claims brought forth against us; and (ix) introduction of technological innovations by competitors or in competing technologies.

A prolonged decline in the market price of our common stock could affect our ability to obtain additional financing which would adversely affect our operations.

Historically, we have relied on equity financing and more recently, on debt financing, as primary sources of financing. A prolonged decline in the market price of our common stock or a reduction in our accessibility to the global markets may result in our inability to secure additional financing which would have an adverse effect on our operations.

Additional issuances of our common stock may result in significant dilution to our existing shareholders and reduce the market value of their investment.

We are authorized to issue 750,000,000 shares of common stock of which 117,399,087 shares were issued and outstanding as of October 31, 2016. Future issuances for financings, mergers and acquisitions, exercise of stock options and share purchase warrants and for other reasons may result in significant dilution to and be issued at prices substantially below the price paid for our shares held by our existing stockholders. Significant dilution would reduce the proportionate ownership and voting power held by our existing stockholders, and may result in a decrease in the market price of our shares.

We filed a Form S-3 shelf registration statement, which was declared effective on January 10, 2014 (the “2014 Shelf”). The 2014 Shelf provides for the public offer and sale of certain securities of the Company from time to time, at our discretion, up to an aggregate offering amount of $100 million, of which a total of $35.1 million has been utilized through public offerings to date. This Form S-3 shelf registration statement (the “2017 Shelf”), which when declared effective by the SEC, will replace the 2014 Shelf and the 2014 Shelf will be deemed terminated. When the 2017 Shelf is declared effective by the SEC, it will provide for the public offer and sale of certain securities of the Company from time to time, at our discretion, up to an aggregate offering amount of $100 million.

We are subject to the continued listing criteria of the NYSE MKT and our failure to satisfy these criteria may result in delisting of our common stock.

Our common stock is currently listed on the NYSE MKT.  In order to maintain this listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of shareholders’ equity and a minimum number of public shareholders.  In addition to these objective standards, the NYSE MKT may delist the securities of any issuer (i) if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; (ii) if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE MKT inadvisable; (iii) if the issuer sells or disposes of principal operating assets or ceases to be an operating company; (iv) if an issuer fails to comply with the NYSE MKT’s listing requirements; (v) if an issuer’s common stock sells at what the NYSE MKT considers a “low selling price” and the issuer fails to correct this via a reverse split of shares after notification by the NYSE MKT; or (vi) if any other event occurs or any condition exists which makes continued listing on the NYSE MKT, in its opinion, inadvisable.

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If the NYSE MKT delists our common stock, investors may face material adverse consequences, including, but not limited to, a lack of trading market for our securities, reduced liquidity, decreased analyst coverage of our securities, and an inability for us to obtain additional financing to fund our operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents that are and will be incorporated by reference into this Prospectus, include statements and information about our strategy, objectives, plans and expectations for the future that are not statements or information of historical fact. These statements and information are considered to be forward-looking statements, or forward-looking information, within the meaning of and under the protection provided by the safe harbor provision for forward-looking statements as contained in the Private Securities Litigation Reform Act of 1995 and similar Canadian securities laws.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made in good faith and reflect our views and expectations for the future as of the date of such statements, which can change significantly. Furthermore, forward-looking statements are subject to known and unknown risks and uncertainties which may cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by such forward-looking statements. Accordingly, forward-looking statements in this Prospectus or in any documents incorporate by reference into this Prospectus should not be unduly relied upon.

Forward-looking statements may be based on a number of material estimates and assumptions, of which any one or more may prove to be incorrect. Forward-looking statements may be identifiable by terminology concerning the future, such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “goal”, “likely”, “may”, “might”, “outlook”, “plan”, “predict”, “potential”, “project”, “should”, “schedule”, “strategy”, “target”, “will” or “would”, and similar expressions or variations thereof including the negative use of such terminology. Examples in this Prospectus or in any documents incorporated by reference include, but are not limited to, such forward-looking statements reflecting or pertaining to:

•	our overall strategy, objectives, plans and expectations for Fiscal 2017 and beyond;

•	our expectations for worldwide nuclear power generation and future uranium supply and demand, including long-term market prices for U3O8;

•	our belief and expectations of ISR mining for our uranium projects, where applicable;

•	our estimation of mineralized materials, which are based on certain estimates and assumptions, and the economics of future production for our uranium projects including the Palangana Mine;

•	our plans and expectations including anticipated expenditures relating to exploration, pre-extraction, extraction and reclamation activities for our uranium projects including the Palangana Mine;

•	our ability to obtain, maintain and amend, within a reasonable period of time, required rights, permits and licenses from landowners, governments and regulatory authorities;

•	our ability to obtain adequate additional financing including access to the equity and credit markets;

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•	our ability to remain in compliance with the terms of our indebtedness; and

•	our belief and expectations including the possible impact of any legal proceedings or regulatory actions against the Company.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made as of the date of this Prospectus or the date of any documents incorporated by reference into this Prospectus, as applicable, and we do not intend or undertake to revise, update or supplement any forward-looking statements to reflect actual results, future events or changes in estimates and assumptions or other factors affecting such forward-looking statements, except as required by applicable securities laws. Should one or more forward-looking statements be revised, updated or supplemented, no inference should be made that we will revise, update or supplement any other forward looking statements.

Forward-looking statements are subject to known and unknown risks and uncertainties. As discussed in more detail under "Risk Factors" in this Prospectus, we have identified a number of material risks and uncertainties which reflect our outlook and conditions known to us as of the date of this Prospectus, including but not limited to the following:

•	our limited financial and operating history;

•	our need for additional financing;

•	our ability to service our indebtedness;

•	our limited uranium extraction and sales history;

•	our operations are inherently subject to numerous significant risks and uncertainties, many beyond our control;

•	our exploration activities on our mineral properties may not result in commercially recoverable quantities of uranium;

•	limits to our insurance coverage;

•	the level of government regulation, including environmental regulation;

•	changes in governmental regulation and administrative practices;

•	nuclear incidents;

•	the marketability of uranium concentrates;

•	the competitive environment in which we operate;

•	our dependence on key personnel; and

•	conflicts of interest of our directors and officers.

Any one of the foregoing material risks and uncertainties has the potential to cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by any forward-looking statements made by us or by persons acting on our behalf. Furthermore, there is no assurance that we will be successful in preventing the material adverse effects that any one or more of these material risks and uncertainties may cause on our business, prospects, financial condition and operating results, or that the foregoing list represents a complete list of the material risks and uncertainties facing us. There may be additional risks and uncertainties of a material nature that, as of the date of this Prospectus, we are unaware of or that we consider immaterial that may become material in the future, any one or more of which may result in a material adverse effect on us.

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Forward-looking statements made by us or by persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary information.

RATIO OF EARNINGS TO FIXED CHARGES

We did not have any fixed charges during the fiscal year ended July 31, 2012. Although we did incur fixed charges during the fiscal years ended July 31, 2013, 2014, 2015 and 2016 and for the three months ended October 31, 2016 in the form of interest expenses. However, we did not have any net earnings from continued operations during these periods. Accordingly, we have no ratio of earnings to fixed charges to illustrate for such periods.

USE OF PROCEEDS

Except as otherwise provided in the applicable Prospectus Supplement, we intend to use the net proceeds from the sale of the Securities covered by this Prospectus for general corporate purposes, which may include working capital, capital expenditures, acquisitions, exploration and development of existing or acquired mineral properties or repayment of indebtedness.

DESCRIPTION OF COMMON SHARES

We are authorized to issue 750,000,000 common shares with a par value of $0.001. Upon liquidation, dissolution or winding up of our Company, the holders of our common shares are entitled to share ratably in all net assets available for distribution to common stockholders after payment to creditors. Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

We may, from time to time, issue Common Shares or other securities otherwise than through the Offering of Securities pursuant to this Prospectus.

DESCRIPTION OF DEBT SECURITIES

We may issue Debt Securities in one or more series under an indenture (the “Indenture”), to be entered into between us and Transfer Online, Inc. as trustee. The Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of the Indenture will be filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part and will be filed on SEDAR. The following description sets forth certain general terms and provisions of the Debt Securities and is not intended to be complete. For a more complete description, prospective investors should refer to the Indenture and the terms of the Debt Securities. If Debt Securities are issued, we will describe in the applicable Prospectus Supplement the particular terms and provisions of any series of Debt Securities and a description of how the general terms and provisions described below may apply to that series of Debt Securities. Prospective investors should rely on information in the applicable Prospectus Supplement and not on the following information to the extent that the information in such Prospectus Supplement is different from the following information. We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any supplemental indenture describing the terms and conditions of Debt Securities we are offering before the issuance of such Debt Securities.

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We may issue debt securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

The Indenture will not limit the aggregate principal amount of Debt Securities that we may issue under the Indenture and will not limit the amount of other indebtedness that we may incur. The Indenture will provide that we may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of our Company. The Indenture will also permit our Company to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The applicable Prospectus Supplement for any series of Debt Securities that we offer will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

•	the title of the Debt Securities;

•	the aggregate principal amount of the Debt Securities;

•	the percentage of principal amount at which the Debt Securities will be issued;

•	whether payment on the Debt Securities will be senior or subordinated to our other liabilities or obligations;

•	whether payment of the Debt Securities will be guaranteed by any other person;

•	the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the Debt Securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the Debt Securities and the portion (if less than the principal amount) of Debt Securities to be payable upon a declaration of acceleration of maturity;

•	whether the Debt Securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

•	the place or places we will pay principal, premium, if any, and interest and the place or places where Debt Securities can be presented for registration of transfer or exchange;

•	whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for taxes with respect to the Debt Securities, and whether and on what terms we will have the option to redeem the Debt Securities rather than pay the additional amounts;

•	whether we will be obligated to redeem or repurchase the Debt Securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

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•	whether we may redeem the Debt Securities prior to maturity and the terms and conditions of any such redemption;

•	the denominations in which we will issue any registered Debt Securities, if other than denominations of $1,000 and any multiple of $l,000 and, if other than denominations of $5,000, the denominations in which any unregistered debt security shall be issuable;

•	whether we will make payments on the Debt Securities in a currency or currency unit other than U.S. dollars or by delivery of our common shares or other property;

•	whether payments on the Debt Securities will be payable with reference to any index, formula or other method;

•	whether we will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

•	whether we will issue the Debt Securities as unregistered securities, registered securities or both;

•	any changes or additions to events of default or covenants whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;

•	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

•	whether the holders of any series of Debt Securities have special rights if specified events occur;

•	the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

•	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require our Company to repurchase the Debt Securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or if our Company has a change of control.

We may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell the Debt Securities at a discount below their stated principal amount. We may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

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Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, the Debt Securities will be unsecured obligations and will rank equally with all of our other unsecured and other subordinated debt from time to time outstanding and equally with other Debt Securities issued under the Indenture. The Indenture will provide that the Debt Securities will be subordinated to and junior in right of payment to all present and future Senior Indebtedness. “Senior Indebtedness” will be defined in the Indenture as: (a) all indebtedness of our Company in respect of borrowed money, other than: (i) indebtedness evidenced by the Debt Securities; and (ii) indebtedness which, by the terms of the instrument creating or evidencing it, is expressed to rank in right of payment equally with or subordinate to the indebtedness evidenced by the Debt Securities; (b) all obligations of our Company for the reimbursement of amounts paid pursuant to any letter of credit, banker’s acceptance or similar credit transaction; and (c) all obligations of the type referred to in paragraphs (a) through (b) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise. For greater certainty, “Senior Indebtedness” will include all indebtedness of our Company for borrowed money which is outstanding as at the date of the Indenture.

Our Board of Directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations, other than Senior Indebtedness, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by our Company if such Debt Securities are offered and sold directly by our Company. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

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So long as the depositary for a global security or its nominee is the registered owner of the global security or holder of a global security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or securities registrar will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of our Company, any trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the Exchange Act, and a successor depositary is not appointed by us within 90 days, we will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities (other than global securities) will be made at the office or agency designated by our Company, or at our option we can pay principal, interest, if any, and premium, if any, by cheque mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments by wire transfer. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by us.

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At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Service charges may be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, and we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

•	issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of 15 business days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;

•	register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the Indenture; or

•	issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Securities not to be so repaid.

Merger, Amalgamation or Consolidation

The Indenture will provide that we may not amalgamate or consolidate with, merge into or enter into any statutory arrangement with any other person or, directly or indirectly, convey, transfer or lease all or substantially all of our properties and assets to another person, unless among other items:

•	the resulting, surviving or transferee person is organized and existing under the laws of Canada, or any province or territory thereof, the United States, any state thereof or the District of Columbia, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;

•	the resulting, surviving or transferee person, if other than our Company, assumes all of our obligations under the Debt Securities and the Indenture; and

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•	immediately after the transaction, no default or event of default under the Indenture shall have happened and be continuing.

When such a successor person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations and covenants under the Debt Securities and the Indenture.

Provision of Financial Information

We will file with the trustee, within 20 days after we file or furnish them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Notwithstanding that we may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee:

•	within 20 days after the time periods required for the filing or furnishing of such forms by the SEC, annual reports on Form 10-K or any successor form, quarterly reports on Form 10-Q or any successor form and current reports of Form 8-K or any successor form.

Events of Default

Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

•	we fail to pay principal of, or any premium on, or any Additional Amounts in respect of, any Debt Security of that series when it is due and payable;

•	we fail to pay interest (including Additional Amounts) payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;

•	we fail to make any required sinking fund or analogous payment for that series of Debt Securities;

•	we fail to observe or perform any of our covenants or agreements in the Indenture that affect or are applicable to the Debt Securities of that series for 90 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

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•	a default (as defined in any indenture or instrument under which we or one of our subsidiaries has at the date of the Indenture or will thereafter have outstanding any indebtedness) has occurred and is continuing, or we or any of our subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such indenture or instrument being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of $15,000,000 and 2% of our shareholders’ equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated (the “Accelerated Indebtedness”), and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such Accelerated Indebtedness, then (i) if the Accelerated Indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for the purposes of the indenture governing the Debt Securities until 30 days after such indebtedness has been accelerated, or (ii) if the Accelerated Indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such Accelerated Indebtedness is, by its terms, non-recourse to our Company or our subsidiaries, it will be considered an event of default for purposes of the Indenture governing the Debt Securities; or (B) if such Accelerated Indebtedness is recourse to our Company or our subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the Indenture;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises us in writing.

If an event of default (except for events involving our bankruptcy, insolvency or reorganization) for any series of Debt Securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require us to repay immediately:

•	the entire principal and interest of the Debt Securities of the series; or

•	if the Debt Securities are discounted securities, that portion of the principal as is described in the applicable Prospectus Supplement.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder.

Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind and annul an accelerated payment requirement. If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee, for any series of Debt Securities.

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We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the Indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the Debt Securities of the affected series;

•	the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•	the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after receipt of the holders’ notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

When we use the term “defeasance”, it means discharge from our obligations with respect to any Debt Securities of or within a series under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, if we deposit with the trustee cash, government securities or a combination thereof sufficient to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at our option:

•	we will be discharged from the obligations with respect to the Debt Securities of that series; or

•	we will no longer be under any obligation to comply with certain restrictive covenants under the Indenture and certain events of default will no longer apply to us.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen, destroyed or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise the defeasance option, we must deliver to the trustee:

•	an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•	an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

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•	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the Debt Securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

•	no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

•	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Indenture may be made by our Company and the trustee pursuant to one or more Supplemental Indentures (a “Supplemental Indenture”) with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no such modification may:

•	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any Debt Security;

•	reduce the principal, premium, if any, or rate of interest, if any, or change any obligation of our Company to pay any Additional Amounts;

•	reduce the amount of principal of a debt security payable upon acceleration of its maturity or the amount provable in bankruptcy;

•	change the place or currency of any payment;

•	affect the holder’s right to require our Company to repurchase the Debt Securities at the holder’s option;

•	impair the right of the holders to institute a suit to enforce their rights to payment;

•	adversely affect any conversion or exchange right related to a series of Debt Securities;

•	reduce the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or

•	reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

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The holders of a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by our Company with certain restrictive provisions of the Indenture. However, these holders may not waive a default in any payment of principal, premium, if any, or interest on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the Indenture pursuant to a Supplemental Indenture without the consent of any holders to:

•	evidence a successor under the Indenture;

•	add covenants or surrender any right or power for the benefit of holders;

•	add events of default;

•	provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding Debt Securities;

•	establish the forms of the Debt Securities;

•	appoint a successor trustee under the Indenture;

•	add provisions to permit or facilitate the defeasance and discharge of the Debt Securities as long as there is no material adverse effect on the holders;

•	cure any ambiguity, correct or supplement any defective or inconsistent provision or make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding Debt Securities, if any;

•	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the Indenture under such laws to the extent they do not conflict with the applicable laws of the United States; or

•	change or eliminate any provisions of the Indenture where such change takes effect when there are no Debt Securities outstanding under the Indenture.

Governing Law

The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

Any trustee under the Indenture or its affiliates may provide other services to our Company in the ordinary course of their business. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the trustee must eliminate the conflict or resign.

Resignation and Removal of Trustee

The trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series.

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Consent to Service

In connection with the Indenture, we will irrevocably designate and appoint CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York, U.S.A., 10011, as our Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Indenture or the Debt Securities that may be instituted in any U.S. federal or New York State court located in The Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the Indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

Because all or substantially all of our assets, as well as the assets of certain of the directors of our Company, are within the United States, any judgment obtained in Canada against our Company or certain of our directors, including judgments with respect to the payment of principal on the Debt Securities, may not be collectible within Canada.

We have been advised that there is doubt as to the enforceability in the United States, by a court in original actions or actions to enforce judgments of Canadian courts, of civil liabilities predicated solely upon Canadian federal or provincial securities laws.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable Prospectus Supplements and free writing prospectuses, summarizes the material terms and provisions of the Warrants that we may offer under this Prospectus, which may consist of Warrants to purchase Common Shares or Debt Securities and may be issued in one or more series. Warrants may be offered independently or together with Common Shares, Debt Securities or Subscription Receipts offered by any Prospectus Supplement, and may be attached to or separate from those Securities. While the terms we have summarized below will apply generally to any Warrants that we may offer under this Prospectus, we will describe the particular terms of any series of Warrants that we may offer in more detail in the applicable Prospectus Supplement and any applicable free writing prospectus. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

We will evidence each series of Warrants by Warrant certificates (“Warrant Certificates”) that we may issue under one or more warrant indentures (each, a “Warrant Indenture”), which we may enter into with a warrant trustee (the “Warrant Trustee”) that we will name in the relevant Prospectus Supplement. We may also choose to act as our own Warrant Trustee.

This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Certificate and, if applicable, Warrant Indenture. Prospective investors should refer to the Warrant Certificate and/or Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants. We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any Warrant Certificate and/or Warrant Indenture describing the terms and conditions of Warrants we are offering before the issuance of such Warrants.

The applicable Prospectus Supplement relating to any Warrants offered by our Company will describe the particular terms of those Warrants and include specific terms relating to the offering.

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Equity Warrants

The particular terms of each issue of equity warrants (“Equity Warrants”) will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Equity Warrants;

•	the price at which the Equity Warrants will be offered;

•	the currency or currencies in which the Equity Warrants will be offered;

•	the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

•	the number of Common Shares that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Equity Warrant;

•	the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Equity Warrants and the other Securities with which the Equity Warrants will be offered will be transferable separately;

•	whether the Equity Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	whether we will issue the Equity Warrants as global securities and, if so, the identity of the depositary of the global securities;

•	whether the Equity Warrants will be listed on any exchange;

•	material United States and Canadian federal income tax consequences of owning the Equity Warrants; and

•	any other material terms or conditions of the Equity Warrants.

Debt Warrants

The particular terms of each issue of debt warrants (“Debt Warrants”) will be described in the related Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Debt Warrants;

•	the price at which the Debt Warrants will be offered;

•	the currency or currencies in which the Debt Warrants will be offered;

•	the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

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•	the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

•	the designation and terms of any Securities with which the Debt Warrants will be offered, if any, and the number of the Debt Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Debt Warrants and the other Securities with which the Debt Warrants will be offered will be transferable separately;

•	the terms and provisions of the Debt Securities issuable upon the exercise of the Debt Warrants;

•	the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

•	whether the Debt Warrants will be subject to redemption, and, if so, the terms of such redemption provisions;

•	whether we will issue the Debt Warrants as global securities and, if so, the identity of the depositary of the global securities;

•	whether the Debt Warrants will be listed on any exchange;

•	material United States and Canadian federal income tax consequences of owning the Debt Warrants; and

•	any other material terms or conditions of the Debt Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares or Debt Securities issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Securities that we specify in the applicable Prospectus Supplement at the exercise price that we describe therein. Unless we otherwise specify in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that we set forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to our Company or, if applicable, the Warrant Trustee, in immediately available funds, as provided in the applicable Prospectus Supplement. We will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to our Company or, if applicable, the Warrant Trustee.

Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at our Company or, if applicable, the corporate trust office of the Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then we will issue a new Warrant Certificate for the remaining amount of Warrants. If we so indicate in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

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Anti-Dilution

The Warrant Certificate and/or Warrant Indenture will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Debt Securities or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Debt Securities to which the holder of a Common Share or Debt Security would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Equity Warrants.

Global Securities

We may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Certificate and/or Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Certificate and/or Warrant Indenture.

We may amend any Warrant Certificate and/or Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Debt Securities, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between our Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of the United States or a state thereof, or Canada or a province thereof, and authorized to carry on business as an escrow agent. We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any Subscription Receipt Agreement describing the terms and conditions of Subscription Receipts we are offering before the issuance of such Subscription Receipts.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

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The Prospectus Supplement relating to any Subscription Receipts we offer will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of NYSE MKT relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts we offer will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

•	the designation and aggregate number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the currency or currencies in which the Subscription Receipts will be offered;

•	the designation, number and terms of the Common Shares, Debt Securities, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

•	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Debt Securities, Warrants or a combination thereof;

•	the procedures for the issuance and delivery of Common Shares, Debt Securities, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Debt Securities, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by our Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement, or an amount equal to interest payable by our Company in respect of Debt Securities during the period from the date of issuance of the Subscription Receipts to the date of issuance of the Debt Securities pursuant to the terms of the Subscription Receipt Agreement);

•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Debt Securities, Warrants or a combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to our Company upon satisfaction of the Release Conditions;

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•	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

•	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•	any entitlement of our Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	whether we will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

•	whether we will issue the Subscription Receipts as bearer securities, registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

•	the identity of the Escrow Agent;

•	whether the Subscription Receipts will be listed on any exchange;

•	material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

•	any other terms of the Subscription Receipts.

In addition, the Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts we offer will describe all contractual rights of rescission that will be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation, as discussed further under the sub-paragraph entitled “Rescission” below.

The holders of Subscription Receipts will not be shareholders of our Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Debt Securities, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to our Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Shares, Debt Securities or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

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Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares, Debt Securities or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares, Debt Securities or Warrants to which the holder of a Common Share, Debt Security or Warrant would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares. Alternatively, such securities, evidences of indebtedness or assets may, at the option of our Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of our Company affect the Common Shares, Debt Securities or Warrants, which, in the reasonable opinion of the directors of our Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares, Debt Securities or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as our directors may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares, Debt Securities or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares, Debt Securities or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

We may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that we may offer under this Prospectus. While the terms we have summarized below will apply generally to any Units that we may offer under this Prospectus, we will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement, if any (“Unit Agreement”), between our Company and a unit agent, if any (“Unit Agent”), that describes the terms and conditions of the series of Units we are offering, and any supplemental agreements, before the issuance of the related series of Units. We may also choose to act as our own Unit Agent. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement, if applicable, and any supplemental agreements applicable to a particular series of Units. We urge you to read the applicable Prospectus Supplements related to the particular series of Units that we sell under this Prospectus, as well as the complete Unit Agreement, if applicable, and any supplemental agreements that contain the terms of the Units.

General

We may issue units comprising one or more of Common Shares, Debt Securities, Warrants and Subscription Receipts in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The Unit Agreement, if applicable, under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

•	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	if applicable, any provisions of the governing Unit Agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Subscription Receipts” will apply to each Unit and to any Common Share, Debt Security, Warrant or Subscription Receipt included in each Unit, respectively.

Issuance in Series

We may issue Units in such amounts and in numerous distinct series as we determine.

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Enforceability of Rights by Holders of Units

Each Unit Agent, if applicable, will act solely as our agent under the applicable Unit Agreement, if any, and will not assume any obligation or relationship of agency or trust with any holder of any Unit. A single bank or trust company may act as Unit Agent for more than one series of Units. A Unit Agent will have no duty or responsibility in case of any default by our Company under the applicable Unit Agreement, if any, or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon our Company. Any holder of a Unit may, without the consent of the related Unit Agent, if applicable, or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit.

Our Company, any Unit Agent, and any of their agents may treat the registered holder of any Unit Certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

We may offer and sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices. We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to our Company from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. We may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of the general corporate funds of our Company. We may use underwriters with whom we have a material relationship. We will describe in the Prospectus Supplement, naming the underwriter, the nature of any such relationship.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, we will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We will set forth the names of the dealers and the terms of the transaction in the applicable Prospectus Supplement.

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By Agents

The Securities may also be sold through agents designated by our Company. Any agent involved will be named, and any fees or commissions payable by our Company to such agent will be set forth, in the applicable Prospectus Supplement. Any such fees or commissions will be paid out of the general corporate funds of our Company. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by our Company at such prices and upon such terms as agreed to by our Company and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with our Company to indemnification by our Company against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, our Company in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of the material U.S. federal income tax consequences that may be relevant to a beneficial owner of Debt Securities and Common Shares acquired pursuant to this Prospectus. This summary does not address the U.S. federal income tax consequences of the acquisition, ownership, and exercise of Warrants, Subscription Receipts, or Units.

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Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences related to the acquisition, ownership and disposition of Debt Securities and Common Shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular holder. Each holder should consult its own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences related to the acquisition, ownership and disposition of Debt Securities and Common Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences related to the acquisition, ownership and disposition of Debt Securities and Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holders

As used in this summary, the term “U.S. Holder” means a beneficial owner of Debt Securities or Common Shares acquired pursuant to this Prospectus that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

The term “Non-U.S. Holder” means any beneficial owner of Debt Securities or Common Shares acquired pursuant to this Prospectus that is neither a U.S. Holder nor a partnership (nor other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

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Holders Subject to Special U.S. Federal Income Tax Rules

This summary deals only with persons or entities who hold Debt Securities or Common Shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as (without limitation):

•	banks, insurance companies, and other financial institutions;

•	dealers or traders in securities, commodities or foreign currencies;

•	regulated investment companies;

•	tax-exempt entities;

•	U.S. expatriates or former long-term residents of the United States;

•	persons holding Debt Securities or Common Shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion or constructive sale transaction or other integrated investment;

•	entities that acquire Debt Securities or Common Shares that are treated as partnerships for U.S. federal income tax purposes and partners in such partnerships;

•	real estate investment trusts;

•	S corporations;

•	U.S. Holders that have a “functional currency” other than the U.S. dollar;

•	holders that acquired Debt Securities or Common Shares in connection with the exercise of employee stock options or otherwise as consideration for services; or

•	holders that are “controlled foreign corporations”, “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax.

Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership and disposition of Debt Securities and Common Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Debt Securities or Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner, owner or entity. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Debt Securities and Common Shares.

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Tax Consequences Not Addressed

This summary does not address the U.S. state and local, U.S. federal estate and gift, U.S. Medicare, U.S. federal alternative minimum tax, or non-U.S. tax consequences to holders of Debt Securities and Common Shares. Each holder should consult its own tax advisors regarding the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, and non-U.S. tax consequences of the acquisition, ownership, and disposition of Debt Securities and Common Shares.

Debt Securities

U.S. Federal Income Tax Consequences to U.S. Holders

Payments of Interest

Interest on a Debt Security generally will be taxable to a U.S. Holder as ordinary interest income at the time of receipt or accrual in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Retirement of Debt Securities

Upon the sale, exchange, retirement or other taxable disposition of a Debt Security, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition, less any accrued but unpaid interest, which will be taxable as ordinary income in the manner described above under “Payments of Interest,” and the U.S. Holder’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security generally will equal its initial cost reduced by principal payments previously received on the Debt Security. Gain or loss recognized by a U.S. Holder generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Debt Security exceeds one year at the time of the disposition. Deductions for capital losses are subject to complex limitations under the Code.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on Debt Securities and to the proceeds of a sale of Debt Securities paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

U.S. Federal Withholding Tax

The 30% U.S. federal withholding tax will not apply to any payment of interest on a Debt Security to a Non-U.S. Holder under the “portfolio interest rule” if certain requirements are satisfied and provided that:

•	interest paid on the Debt Securities is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States;

•	the Non-U.S. Holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of the Company’s voting stock within the meaning of the Code and applicable Treasury Regulations;

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•	the Non-U.S. Holder is not a controlled foreign corporation that is related directly or constructively to the Company through stock ownership; or

•	the Non-U.S. Holder provides its name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person as defined under the Code (generally through the provision of an IRS Form W-8BEN or W-8BEN-E or other applicable form).

If a Non-U.S. Holder cannot satisfy the requirements above, payments of interest will generally be subject to the 30% U.S. federal withholding tax, unless such Non-U.S. Holder provides the Company with a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) stating that interest paid on the Debt Securities is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States (as discussed below under “U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that a Non-U.S. Holder realizes on the sale, exchange, retirement or other disposition of a Debt Security.

U.S. Federal Income Tax

If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the Debt Securities is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then such Non-U.S. Holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if such Non-U.S. Holder were a U.S. person as defined under the Code, and such Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “U.S. Federal Withholding Tax” are satisfied. In addition, if the Non-U.S. Holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

Any gain realized on the disposition of a Debt Security, including as redemption by the Company as discussed below, generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (and, where an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to tax on the net gain from the disposition at regular graduated U.S. federal income tax rates, and if the Non-U.S. Holder is a corporation, may be subject to an additional U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty; or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the gain from the sale, which may be offset by U.S. source capital losses.

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Information Reporting and Backup Withholding

Generally, the Company must report to the IRS and to a Non-U.S. Holder the amount of interest paid to such Non-U.S. Holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which such Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments on the Debt Securities that the Company makes to such Non-U.S. Holder provided that the Company does not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person as defined under the Code, and the Company received from such Non-U.S. Holder the statement described above under “U.S. Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the Debt Securities within the United States or conducted through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies, under penalties of perjury, that such holder is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) impose a reporting regime and potentially a 30% withholding tax on certain payments made to or through (i) a “foreign financial institution” (as specifically defined in the Code) that does not enter into an agreement with the IRS to provide the IRS with certain information in respect of its account holders and investors or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient information with respect to its substantial U.S. owners (if any). The United States has entered into, and continues to negotiate, intergovernmental agreements (each, an “IGA”) with a number of other jurisdictions to facilitate the implementation of FATCA. An IGA may significantly alter the application of FATCA and its information reporting and withholding requirements with respect to any particular investor.

FATCA withholding may apply to payments in respect of the Debt Securities and, in the case of a sale or other disposition of Debt Securities occurring after December 31, 2018, the gross proceeds of such sale or other disposition if the payee does not provide documentation (typically IRS Form W-9 or the relevant IRS Form W-8) providing the required information or establishing compliance with, or an exemption from, FATCA. FATCA is particularly complex and its application remains uncertain. Non-U.S. Holders should consult their own tax advisors regarding how these rules may apply in their particular circumstances.

Common Shares

U.S. Federal Income Tax Consequences to U.S. Holders

Distributions

Distributions made on Common Shares generally will be included in a U.S. Holder’s income as ordinary dividend income to the extent of the Company’s current and accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of the taxable year in which the distribution occurs. However, with respect to dividends received by certain non-corporate U.S. Holders (including individuals), such dividends are generally taxed at the applicable long-term capital gains rates (currently at a maximum tax rate of 20%), provided certain holding period and other requirements are satisfied. Distributions in excess of current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Common Shares and thereafter as capital gain from the sale or exchange of the Common Shares, which will be taxable according to rules discussed under the heading “Sale, Exchange or Other Taxable Disposition of Common Shares,” below. Dividends received by a corporate holder may be eligible for a dividends received deduction, subject to applicable limitations.

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Sale, Exchange or Other Taxable Disposition of Common Shares

Upon the sale, exchange or other taxable disposition of Common Shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in the Common Shares. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the Common Shares is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to a maximum U.S. federal income tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on Common Shares and to the proceeds of a sale of Common Shares paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

Dividends

Distributions on Common Shares paid to Non-U.S. Holders will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in Common Shares, but not below zero, and then will be treated as gain from the sale of stock, which will be taxable according to rules discussed below under the heading “Sale or Other Taxable Disposition of Common Shares.” Any dividends paid to a Non-U.S. Holder with respect to Common Shares generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the Non-U.S. Holder provides the Company with a properly executed IRS Form W-8BEN, unless the Non-U.S. Holder provides the Company with a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the United States.

Dividends that are effectively connected with the conduct of a trade or business within the United States and includible in the Non-U.S. Holder’s gross income are not subject to the withholding tax (assuming proper certification and disclosure), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Common Shares who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements. If a Non-U.S. Holder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

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Sale or Other Taxable Disposition of Common Shares

In general, a Non-U.S. Holder of Common Shares will not be subject to U.S. federal income tax on gain recognized from a sale, exchange, or other taxable disposition of such Common Shares, unless:

•	the gain is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (and, where an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to tax on the net gain from the disposition at regular graduated U.S. federal income tax rates, and if the Non-U.S. Holder is a corporation, may be subject to an additional U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty;

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the gain from the sale, which may be offset by U.S. source capital losses; or

•	the Company is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the Non-U.S. Holder’s holding period or the 5-year period ending on the date of the disposition; provided that, as long as the Company’s Common Shares regularly traded on an established securities market as determined under the Treasury Regulations (the “Regularly Traded Exception”), a Non-U.S. Holder would not be subject to taxation on the gain on the disposition of Common Shares under this rule unless the Non-U.S. Holder has owned more than 5% of our common stock at any time during such 5-year or shorter period (a “5% Shareholder”). Non-U.S. Holders should be aware that the Company has made no determination as to whether the Company is or has been a USRPHC, and the Company can provide no assurances that it is not and will not become a USRPHC in the future. In addition, in the event that the Company is or becomes a USRPHC, the Company can provide no assurances that the Common Shares will meet the Regularly Traded Exception at the time a Non-U.S. Holder purchases such Common Shares or sells, exchanges or otherwise disposes of such Common Shares. Non-U.S. Holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. If the Company is a USRPHC, a Non-U.S. Holder will be taxed as if any gain or loss were effectively connected with the conduct of a U.S. trade or business as described above in “Dividends” in the event that (i) such holder is a 5% Shareholder, or (ii) the Regularly Traded Exception is not satisfied during the relevant period.

Information Reporting and Backup Withholding

Generally, the Company must report annually to the IRS and to Non-U.S. Holders the amount of dividends paid on the Common Shares to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those dividends. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

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In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of dividends by the Company, provided the Company receives a statement meeting certain requirements to the effect that the Non-U.S. Holder is not a U.S. person and the Company does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, or the Non-U.S. Holder otherwise establishes an exemption. The requirements for the statement will be met if (1) the Non-U.S. Holder provides its name, address and U.S. taxpayer identification number, if any, and certifies, under penalty of perjury, that it is not a U.S. person (which certification may be made on IRS Form W-8BEN, W-8BEN-E or other applicable form) or (2) a financial institution holding the instrument on behalf of the Non-U.S. Holder certifies, under penalty of perjury, that such statement has been received by it and furnishes the Company or the paying agent with a copy of the statement. In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of a sale of Common Shares within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the Company does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act

FATCA imposes a reporting regime and potentially a 30% withholding tax on certain payments made to or through (i) a “foreign financial institution” (as specifically defined in the Code) that does not enter into an agreement with the IRS to provide the IRS with certain information in respect of its account holders and investors or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient information with respect to its substantial U.S. owners (if any). The United States has entered into, and continues to negotiate, IGAs with a number of other jurisdictions to facilitate the implementation of FATCA. An IGA may significantly alter the application of FATCA and its information reporting and withholding requirements with respect to any particular investor.

FATCA withholding may apply to dividends and other payments in respect of Common Shares and, in the case of a sale or other disposition of Common Shares occurring after December 31, 2018, the gross proceeds of such disposition if the payee does not provide documentation (typically IRS Form W-9 or the relevant IRS Form W-8) providing the required information or establishing compliance with, or an exemption from, FATCA. FATCA is particularly complex and its application remains uncertain. Non-U.S. Holders should consult their own tax advisors regarding how these rules may apply in their particular circumstances.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The law firm of McMillan LLP has acted as our Company’s legal counsel by providing an opinion on the validity of the securities, other than Debt Securities, offered in this Prospectus and applicable Prospectus Supplements.

The law firm of Locke Lord LLP has acted as special New York legal counsel to our Company by providing an opinion on the validity of the Debt Securities offered in this Prospectus and applicable Prospectus Supplements. Such Debt Securities may be offered in one or more series under an Indenture to be entered into between us and Transfer Online, Inc. as trustee.

Counsel named in the applicable Prospectus Supplement will pass upon legal matters for any underwriters, dealers or agents.

The consolidated financial statements of Uranium Energy Corp. appearing in Uranium Energy Corp.’s Annual Report (Form 10-K) for the year ended July 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common shares is Transfer Online, Inc. located at 512 SE Salmon Street, Portland, Oregon, U.S.A., 97214.

RECENT DEVELOPMENTS

Filing of Canadian Prospectus

On January 5, 2017, we filed a prospectus pursuant to the multi-jurisdictional disclosure system between the United States and Canada with the securities regulatory authorities in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Newfoundland and Labrador, and Prince Edward Island, which upon final receipt, will permit our Company to offer and sell the Securities for gross proceeds of up to $100,000,000. The Securities that may be sold in the Provinces of Canada named above, together with the Securities to be sold in the United States pursuant to this Prospectus, will not exceed $100,000,000.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information in this prospectus.

The following documents filed by our company with the SEC are incorporated herein by reference:

(a)	our Annual Report on Form 10-K for the fiscal year ended July 31, 2016 that we filed with the SEC on October 14, 2016;

(b)	our Quarterly Report on Form 10-Q for our fiscal quarter ended October 31, 2016, that we filed with the SEC on December 12, 2016;

(c)	our proxy statement on Schedule 14A that we filed with the SEC on June 15, 2016; and

(d)	the description of our common stock contained in the Registration Statement on Form 8-A, as filed with the SEC on December 12, 2005, as updated in the Company’s Current Report on Form 8-K, as filed with the SEC on February 9, 2006, which disclosed the increase in the Company’s authorized share capital to 750,000,000 shares of common stock.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus. We will provide this information, at no cost to the requester, upon written or oral request to us at the following address or telephone number:

Amir Adnani, President and Chief Executive Officer
1030 West Georgia Street, Suite 1830
Vancouver, British Columbia, Canada, V6E 2Y3
Telephone: (604) 682-9775

We file annual and quarterly reports, current reports on Form 8-K and proxy statements with the SEC.  The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this Prospectus. This Prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

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[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

This preliminary MJDS prospectus relating to the securities described in it has been filed in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Newfoundland and Labrador, and Prince Edward Island, but has not yet become final for the purpose of a distribution. Information contained in this preliminary MJDS prospectus may not be complete and may have to be amended. The securities may not be distributed until a receipt is obtained for the MJDS prospectus.

This MJDS prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and in those jurisdictions only by persons permitted to sell such securities. No securities commission or similar authority in Canada or the United States of America has in any way passed upon the merits of the securities offered by this preliminary MJDS prospectus and any representation to the contrary is an offence.

SUBJECT TO COMPLETION, DATED JANUARY 5, 2017

MJDS PROSPECTUS

URANIUM ENERGY CORP.

$100,000,000

Common Shares

Debt Securities

Warrants

Subscription Receipts

Units

Uranium Energy Corp. (“we” or the “Company”) may offer and sell, from time to time, up to $100,000,000 aggregate initial offering price of:

•	common shares, par value $0.001 (“Common Shares”);

•	debt securities (“Debt Securities”);

•	warrants to purchase Common Shares or Debt Securities (“Warrants”);

•	subscription receipts for Common Shares, Debt Securities, Warrants or any combination thereof (“Subscription Receipts”); and

•	any combination thereof (“Units”).

(collectively, the Common Shares, Debt Securities, Warrants, Subscription Receipts, and Units are referred to as the “Securities”) in one or more transactions under this prospectus (the “Prospectus”).

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement (the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus. This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

Investing in these securities involves certain risks. See “Risk Factors” on page 8 of the U.S. prospectus dated January 5, 2017 (the “U.S. prospectus”), filed with the United States Securities and Exchange Commission (“SEC”) and attached to this MJDS prospectus, as well as risk factors disclosed in other documents incorporated by reference.

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[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

This offering is being made by Uranium Energy Corp., a U.S. issuer, using disclosure documents prepared in accordance with U.S. securities laws. Purchasers should be aware that these requirements may differ from those of Canadian securities laws. The financial statements included or incorporated by reference in this MJDS prospectus have not been prepared in accordance with Canadian generally accepted accounting principles and may not be comparable to financial statements of Canadian issuers.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Certain of the directors and officers of the issuer reside outside of Canada. The majority of the assets of these persons and the issuer may be located outside Canada. The issuer has appointed McMillan LLP, Royal Centre, 1055 West Georgia Street, Suite 1500, Vancouver, British Columbia, V6E 4N7, as its agent for service of process in Canada, but it may not be possible for investors to effect service of process within Canada upon all of the directors and officers referred to above. It may also not be possible to enforce against the issuer, its directors and officers judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada.

All dollar amounts in this MJDS prospectus, unless otherwise specified, are expressed in U.S. dollars.

THE DATE OF THIS PROSPECTUS IS ___________.

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[ADDITIONAL PAGE FOR CANADIAN PROSPECTUS]

ABOUT THIS MJDS PROSPECTUS

This document is called an MJDS prospectus and has been filed with securities regulators in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Newfoundland and Labrador, and Prince Edward Island under the multi-jurisdictional disclosure system (“MJDS”) in conjunction with the filing of the U.S. registration statement and prospectus that Uranium Energy Corp. (the “Company”) filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf process, we may, from time to time, offer, sell and issue any of the Securities or any combination of the Securities described in this MJDS prospectus in one or more offerings up to a total dollar amount of US$100,000,000.

Our Common Shares are traded on the NYSE MKT LLC (the “NYSE MKT”) under the symbol “UEC”. On January 4, 2017, the last reported sale price of our Common Shares on the NYSE MKT was $1.30 per share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.

This MJDS prospectus incorporates by reference the U.S. prospectus and the associated registration statement which was filed with the SEC on January 5, 2017 on Form S-3 under the U.S. Securities Act of 1933, as amended (the “registration statement”). This MJDS prospectus does not include all of the information included in the registration statement. Each time we sell securities under the MJDS prospectus, we will provide a prospectus supplement containing specific information about the offering. The prospectus supplement may also add, update or change information in this MJDS prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this MJDS prospectus and any prospectus supplement together with the additional information described under the heading “Documents Incorporated by Reference.”

The U.S. prospectus and registration statement, including the exhibits to the registration statement and documents incorporated by reference, provide information about us and the securities offered under this MJDS prospectus. The registration statement and U.S. prospectus, including the exhibits, can be read at the SEC website, www.sec.gov, or the website maintained by Canadian securities regulator authorities, www.sedar.com, or at the SEC public reference room mentioned under the heading “Where You Can Find More Information”.

You should rely only on the information provided in this MJDS prospectus or incorporated by reference into this MJDS prospectus. We have not authorized anyone to provide you with different information. We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this MJDS prospectus is accurate as of any date other than the date on the front of the document.

We will not offer warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the prospectus supplement containing the specific terms of the warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be offered for sale.

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This MJDS prospectus incorporates business and financial information about us that is not included or delivered with this document. You may request and obtain this information free of charge by writing or telephone us at the following address:

Amir Adnani, President and Chief Executive Officer
1030 West Georgia Street, Suite 1830
Vancouver, British Columbia, Canada, V6E 2Y3
Telephone: (604) 682-9775

Unless we have indicated otherwise, in this prospectus references to “Company”, “we”, “us” and “our” or similar terms are all references to Uranium Energy Corp.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described under “Risk Factors” in the registration statement forming part of this MJDS prospectus and in our annual, quarterly and current reports filed with the SEC, each of which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks, including those that relate to any particular securities that we will offer, will be included in the applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risk factors. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in the U.S. prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements incorporated by reference in this MJDS prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

DOCUMENTS INCORPORATED BY REFERENCE

The Canadian securities regulators allow us to “incorporate by reference” in this MJDS prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this MJDS prospectus and later information that we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any portions of the respective filings that were furnished rather than filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K (including exhibits related thereto) or other applicable SEC rules):

(a)	our Annual Report on Form 10-K for the fiscal year ended July 31, 2016 that we filed with the SEC on October 14, 2016;

(b)	our Quarterly Report on Form 10-Q for our fiscal quarter ended October 31, 2016, that we filed with the SEC on December 12, 2016;

(c)	our proxy statement on Schedule 14A that we filed with the SEC on June 15, 2016; and

(d)	the description of our common stock contained in the Registration Statement on Form 8-A, as filed with the SEC on December 12, 2005, as updated in the Company’s Current Report on Form 8-K, as filed with the SEC on February 9, 2006, which disclosed the increase in the Company’s authorized share capital to 750,000,000 shares of common stock.

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All documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to termination of the offering shall be deemed to be incorporated by reference into this MJDS prospectus.

The foregoing documents have been, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of this offering will be, filed with the securities commission or similar regulatory authority in each of the Provinces of Canada where this offering is made. Such documents may also be obtained from the web site maintained by Canadian securities regulatory authorities, www.sedar.com. Filing dates in Canada on SEDAR may vary slightly from the filing dates with the SEC. We are currently a reporting issuer in the Province of British Columbia. Pursuant to applicable securities legislation, our Company is permitted to satisfy the continuous disclosure requirements in the Province of British Columbia essentially by:

•	complying with applicable requirements of the NYSE MKT stock exchange and U.S. federal securities laws applicable to it;

•	filing our continuous disclosure documents with the securities commission or similar regulatory authority in each of the above Provinces in the manner and in the time required under U.S. federal securities laws; and

•	where applicable, sending the continuous disclosure documents to our securityholders having an address in any of the above Provinces.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this MJDS prospectus. To request a copy of any or all of these documents, you should write or telephone us at:

Amir Adnani, President and Chief Executive Officer
1030 West Georgia Street, Suite 1830
Vancouver, British Columbia, Canada, V6E 2Y3
Telephone: (604) 682-9775

To obtain timely delivery, you must request the information from us no later than five days before you must make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.  You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.   You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at: 100 F Street N.E., Room 1580, Washington, D.C. 20549.

We also file in Canada on SEDAR. You may read our public Canadian filings on the SEDAR Internet site at www.sedar.com and you can print them from that site.

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CONTRACTUAL RIGHTS FOR PURCHASERS OF DEBT SECURITIES, WARRANTS
AND SUBSCRIPTION RECEIPTS

The Debt Securities, Warrants and Subscription Receipts will be issued pursuant to one or more agreements relating to each such type of securities. Such agreements will provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Debt Securities, Warrants or Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Debt Securities, Warrants or Subscription Receipts to a contractual right of rescission following the issuance of the underlying securities to such purchaser entitling such purchaser to receive the amount paid for the Debt Securities, Warrants or Subscription Receipts upon surrender of the underlying securities, provided that such remedy for rescission is exercised in the time stipulated in such agreements. This right of rescission does not extend to holders of Debt Securities, Warrants or Subscription Receipts who acquire such securities from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Debt Securities, Warrants or Subscription Receipts in the United States.

PURCHASERS STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities within two business days after receipt or deemed receipt of a MJDS prospectus and any amendment. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the MJDS prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The Debt Securities, Warrants and Subscription Receipts are convertible, exchangeable or exercisable into other securities. With respect to these convertible, exchangeable or exercisable securities, the statutory right of action for damages for a misrepresentation is limited, in certain provincial securities legislation, to the price at which such convertible, exchangeable or exercisable security is offered to the public under the MJDS prospectus offering. As a result, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages.

The purchaser should refer to the applicable provisions of the securities legislation of their province for particulars of these rights or consult with a legal advisor. Rights and remedies also may be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. legal advisor for particulars of these rights.

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CERTIFICATE OF URANIUM ENERGY CORP.

Dated:     January 5, 2017.

This MJDS prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this MJDS prospectus as required by the securities legislation of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Newfoundland and Labrador, and Prince Edward Island.

(Signed) AMIR ADNANI	(Signed) PAT OBARA
President and Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

(Signed) AMIR ADNANI	(Signed) SPENCER ABRAHAM
Director	Director
(Signed) GANPAT MANI	(Signed) IVAN OBOLENSKY
Director	Director
(Signed) DAVID KONG	(Signed) VINCENT DELLA VOLPE
Director	Director

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URANIUM ENERGY CORP.

$100,000,000

Common Shares

Debt Securities

Warrants

Subscription Receipts

Units

PROSPECTUS

January 5, 2017

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this Prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this Prospectus, nor any sale made hereunder, shall create any implication that the information in this Prospectus is correct after the date hereof.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by our Company. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC Registration Fee	$3,234

Accounting fees and expenses	10,000	*

Legal fees and expenses	25,000	*

Transfer agent fees and registrar expenses	2,000	*

Miscellaneous	1,000	*

Total	$41,234	*

* Estimated

Item 15. Indemnification of Officers and Directors

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”), our Articles of Incorporation and our Bylaws.

NRS Section 78.7502 provides that:

(i)	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

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(ii)	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

(iii)	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

NRS Section 78.751 provides that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by our stockholders;

(b)	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

(e)	by court order.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to our company, any of our stockholders or any other for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Further, our Bylaws provide that we shall, to the fullest and broadest extent permitted by law, indemnify all persons whom we may indemnify pursuant thereto. We may, but shall not be obligated to, maintain insurance, at our expense, to protect ourselves and any other person against any liability, cost or expense. We shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 16. Exhibits

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation, as amended(1)

3.1.1	Certificate of Amendment to Articles of Incorporation(2)

3.2	Bylaws(1)

4.1	Form of Indenture**

4.2	Form of Senior Debt Security*

4.3	Form of Subordinate Debt Security*

4.4	Form of Warrant Indenture*

4.5	Form of Warrant Certificate*

4.6	Form of Subscription Receipt Agreement*

4.7	Form of Unit Agreement*

5.1	Legal Opinion of McMillan LLP**

5.2	Legal Opinion of Locke Lord LLP**

23.1	Consent of McMillan LLP (included in Exhibit 5.1)

23.2	Consent of Locke Lord LLP (included in Exhibit 5.2)

23.3	Consent of Ernst & Young LLP**

24.1	Power of Attorney (included on signature pages to the registration statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Indenture*

*	To the extent applicable, to be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein in connection with a specific offering of securities.
**	Filed herewith.
(1)	Incorporated by reference to our Registration Statement on Form SB-2 filed with the SEC on August 4, 2005.
(2)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on February 9, 2006.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)	If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing this Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on the 5th day of January, 2017.

URANIUM ENERGY CORP.

By:	/s/ Amir Adnani
Amir Adnani
President, Chief Executive Officer (Principal Executive Officer) and a director

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amir Adnani as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amir Adnani
Amir Adnani	President, Chief Executive Officer (Principal Executive Officer) and a director	January 5, 2017

/s/ Pat Obara
Pat Obara	Secretary, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 5, 2017

/s/ Spencer Abraham
Spencer Abraham	Executive Chairman and a director	January 5, 2017

/s/ Ganpat Mani
Ganpat Mani	Director	January 5, 2017

/s/ Ivan Obolensky
Ivan Obolensky	Director	January 5, 2017

/s/ Vincent Della Volpe
Vincent Della Volpe	Director	January 5, 2017

/s/ David Kong
David Kong	Director	January 5, 2017